Exhibit 10.6

MUTUAL RESCISSION AND RELEASE AGREEMENT

THIS MUTUAL RESCISSION AND RELEASE AGREEMENT (the “Agreement”) is entered into this 9th day of January, 2026, by and between American Rebel Holdings, Inc., a Nevada corporation (the “Company”), and James T. Porter (“Recipient”).

RECITALS

WHEREAS, pursuant to the Recipient’s Employment Agreement, the Company granted Recipient a Restricted Stock Award on January 1, 2025, valued at $42,000.00 (the “Award”), which was subject to a vesting date of December 31, 2025;

WHEREAS, the Parties recognize that the vesting of the Award would trigger a taxable event based on an economically obsolete valuation, resulting in a gross tax liability to the Recipient that significantly exceeds the total value of the assets to be issued;

WHEREAS, the Parties desire to mutually rescind the Award ab initio to restore the Parties to their respective positions as if the Award had never been granted.

AGREEMENT

1.	Rescission Ab Initio. The Parties hereby unconditionally and irrevocably rescind the Award and any associated grant agreements in their entirety, effective as of the original Grant Date (January 1, 2025). The Award is hereby deemed null, void, and of no further force or effect.

2.	Restoration of Position. Each Party acknowledges that they have been restored to the position they were in immediately before the Award was granted. No shares shall be issued, and no consideration is owed by the Company to the Recipient in relation to this specific Award.

3.	Tax Treatment. The Parties agree to treat the Award as rescinded for all federal, state, and local tax and accounting purposes. The Company shall not report any income on Form W-2 or 1099 related to this Award for the 2025 tax year.

4.	Mutual Release. Each Party hereby releases and forever discharges the other from any and all claims, liabilities, or obligations arising out of or relating to the Award or its rescission.

5.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AMERICAN REBEL HOLDINGS, INC.

By:	/s/ Corey Lambrecht
Corey Lambrecht, President & COO

RECIPIENT

/s/ James T. Porter
James T. Porter